Exhibit 4.9

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CHORDIANT SOFTWARE, INC.

WARRANT TO PURCHASE COMMON STOCK

No. AW-1	September 4, 2001

Void After September 4, 2006

THIS CERTIFIES THAT, for value received, Accenture plc, a company registered in Gibraltar with registered number 79571, having its principal office at 60 Queen Victoria Street, London EC4N 4TW, UK (“Accenture”), or assigns (Accenture and its assignee shall be referred to herein as the “Holder”), is eligible to subscribe for and purchase at the Exercise Price (defined below) from CHORDIANT SOFTWARE, INC., a Delaware corporation, with its principal office at 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014, USA (the “Company”) up to Six Hundred Thousand (600,000) shares of the common stock of the Company (the “Common Stock”), in accordance with the vesting schedule in Section 2.2 hereof.

1. DEFINITIONS. Unless otherwise defined herein all capitalized terms shall have the meanings set forth in the Joint Marketing and Strategic Alliance Agreement of even date hereof between Accenture and the Company (the “Strategic Alliance Agreement”). As used herein, the following terms shall have the following respective meanings:

(a) “Acceptable Alliance Revenues” means the amount of gross license fee revenues received by the Company for Chordiant Sales Referrals less (i) the aggregate dollar value of all discounts to the Company’s list price for the Software, on such Chordiant Sales Referral and (ii) the aggregate amount of all payments to Accenture and its Affiliates, including without limitation, all payments of referral fees pursuant to the Revenue Share Schedule, under the terms of the Strategic Alliance Agreement. Notwithstanding the foregoing, for purposes of the calculation of “Acceptable Alliance Revenues”: (x) any individual Chordiant Sales Referral that results in Two Million Dollars ($2,000,000) or less in license fee revenues received by the Company (net of all discounts, amounts paid to Accenture under the terms of the Strategic Alliance Agreement attributable to such Chordiant Sales Referral, and cancellations and refunds attributable thereto) shall be excluded from the calculation of Acceptable Alliance Revenues and (y) any individual Chordiant Sales Referral that results in more than Ten Million Dollars ($10,000,000) in license fee revenues (net of all discounts, amounts paid to Accenture under the terms of the Strategic Alliance Agreement attributable to such Chordiant Sales Referral, and cancellations and refunds attributable thereto) shall be deemed to be a Chordiant Sales Referral equal in amount to Ten Million Dollars ($10,000,000).

(b) “Affiliate” means any entity, whether incorporated or not, that is controlled by or is under common control with Accenture Ltd, a Bermudan holding company.

(c) “Chordiant Sales Referral” means a license of the Software to an end user who is a joint Accenture/Chordiant prospect (as determined in accordance with Section 4.2.2 of the Strategic Allianace Agreement) in such territory initially specified in the Strategic Alliance Agreement, such joint Accenture/Chordiant prospect as confirmed in the Prospect Tracking Tool (all as set forth in Section 4.2.2 of the Strategic Alliance Agreement).

(d) “Exercise Period” means the period commencing with the date hereof and ending on the Expiration Date.

(e) “Exercise Price” means the amount equal to (i) the closing price per share of the Common Stock (as reported in the Wall Street Journal) on the date of execution of this Warrant multiplied by (ii) 2.5.

(f) “Exercise Shares” means the shares of the Company’s Common Stock issuable upon exercise of this Warrant.

(g) “Expiration Date” shall mean the date five (5) years after the date of this Warrant above.

(h) “Sale of the Company” means a merger or consolidation of the Company with or into any other entity or a sale of stock of the Company, in which the stockholders of this Company immediately before the merger or stock sale do not hold more than 50% of the voting power of the surviving corporation immediately after the merger or stock sale, or a sale, conveyance or disposition of substantially all of the assets.

(i) “Vesting Period” means the period from the date hereof until September 4, 2003.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period to the extent vested in accordance with Section 2.2 below, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price in cash or by check or wire transfer (subject to Section 2.1 hereof); and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons Affiliated with

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the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1. Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may at its option elect to receive Exercise Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y (A-B)
A

Where	X =	the number of shares of Exercise Shares to be issued to the Holder

	Y =	the number of shares of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one share of the Company’s Exercise Shares (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of calculation)

For purposes of the above calculation, the fair market value of one Exercise Share shall mean the arithmetic average of the closing sales prices of the Common Stock quoted on a stock exchange or the arithmetic average of the bid and asked prices of the Common Stock in such over-the-counter market in which the Common Stock may be traded, whichever is applicable, for the 20 consecutive trading days (or such shorter period of time as the Common Stock is actually traded on such stock exchange and/or the over-the-counter market) immediately preceding the relevant date of exercise of the Warrant, as reported in the Wall Street Journal; or (ii) if the Common Stock has not been traded on either a stock exchange or on the over-the-counter market at any time during the 20 consecutive business days immediately prior to the date of such calculation, the price determined in good faith by the Company’s Board of Directors.

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2.2. Vesting Schedule. This Warrant shall vest and become exercisable on the last day of each such fiscal quarter for such number of Exercise Shares equal to the quotient obtained by dividing (a) the amount of Acceptable Accenture Revenues earned in such fiscal quarter of the Company (or the applicable portion of the fiscal quarter) during the Vesting Period by (b) 60; provided, that notwithstanding the foregoing, in no event shall the aggregate number of Exercise Shares for which this Warrant may vest and be exercised pursuant to this Section 2.2(a) exceed Six Hundred Thousand (600,000). For the avoidance of doubt, it is acknowledged and agreed that all Exercise Shares which do not vest pursuant to this Section 2.2 shall remain unvested.

3. COVENANTS OF THE COMPANY.

3.1. Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2. No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

4. REPRESENTATIONS OF HOLDER.

4.1. Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2. Securities Are Not Registered.

(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the

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future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

4.3. Information and Sophistication. The Holder acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. The Holder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.4. Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.5. Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the U.S. Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

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(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.6. Accredited Investor Status. The Holder represents that it is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.7. Further Assurances. The Holder agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Warrant.

5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, splits, reverse splits, recapitalizations, reclassifications or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. EARLY TERMINATION. In the event of, at any time prior to the end of the Exercise Period, the Sale of the Company, the Company shall provide to the Holder twenty (20) days advance written notice of such Sale of the Company, and this Warrant shall terminate unless fully exercised prior to the occurrence of such Sale of the Company.

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8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9. TRANSFER OF WARRANT. This Warrant is related to the unique services provided to the Company by the Holder and therefore this Warrant and all rights hereunder may not be transferred, sold or assigned in any way, including any transfer by operation of law and any attempted transfer will be void and of no effect. Notwithstanding the foregoing, Accenture may assign, sell or transfer this Warrant to an Affiliate provided that it provides prior written notification to the Company in the form of assignment attached hereto and provided that such assignment, sale or transfer complies in full with all applicable laws, rules and regulations, including without limitation U.S. securities laws.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile transmission, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Company, to Chordiant Software, Inc., 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014, Attention: President and (b) if to the Holder, to Accenture plc, 60 Queen Victoria Street, London EC4N 4TW, UK, Attention:                      or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery or facsimile transmission, two days after mailing if by express mail, or three days after mailing if by first-class mail.

12. VALUE ADDED TAX. For the avoidance of doubt, the Company shall pay any value added tax payable in respect of the grant of this Warrant to the Holder and the value received by the Company for such grant. Any such tax shall be paid within 30 days of receipt of a value added tax invoice.

13. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of September 4, 2001.

CHORDIANT SOFTWARE, INC .

By:	/s/ STEVE G. VOGEL

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NOTICE OF EXERCISE

TO: CHORDIANT SOFTWARE, INC.

(1) ☐ The undersigned hereby elects to purchase                      shares of the Common Stock of Chordiant Software, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐ The undersigned hereby elects to purchase                      shares of the Common Stock of Chordiant Software, Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

__________________________________

(Name)

__________________________________

__________________________________

(Address)

(3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Act”), by reason of a specific exemption from the registration provisions of the Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Act, they must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.